EXHIBIT 3.3


                              ARTICLES OF AMENDMENT
                                       OF
                             ABLEAUCTIONS.COM, INC.



     Pursuant to Section 607.1006 of the Florida Business Corporation Act, J.B. Financial Services, Inc., a Florida corporation (the "Corporation"), DOES HEREBY CERTIFY AND ADOPT THESE ARTICLES OF AMENDMENT:

     FIRST: The name of the Corporation is J.B. Financial Services, Inc.

     SECOND: The Articles of Incorporation of this Corporation are amended by changing ARTICLE I so that, as amended, said ARTICLE I shall read as follows:

                                    ARTICLE I

     The name of the Corporation shall be ABLEAUCTIONS.COM, INC.

     THIRD: This amendment was adopted on July 15, 1999.

     FOURTH: The number of votes cast for the amendment by the shareholders was sufficient for approval. Shareholders of the Corporation holding common shares constituting approximately 82.4% of the issued and outstanding shares of the Corporation, acting by consent in lieu of a special meeting, duly authorized and adopted this amendment to the Articles of Incorporation of the Corporation, and written notice of the adoption of the amendment has been given as provided in
Section 607.0705 of the Florida Business Corporation Act to every shareholder entitled to such notice.

     FOURTH: Said resolution was duly adopted in accordance with the provisions of Section 607.1003 of the Florida Business Corporation Act.

     DATED this 15th day of July, 1999.


                                    By: /s/ Doug McLeod
                                        ----------------------------------------
                                        Doug McLeod

                                    Title:  President

City of Tokyo                    )
                                 ) ss.
County/City of Japan             )


     On the 15th day of July, 1999, personally appeared before me, a Notary Public, Doug McLeod, President of the Corporation, who acknowledged that he executed the above.


                                        /s/ signed
                                        ----------------------------------------
                                        CONSUL OF CANADA
                                        TOKYO, JAPAN